UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 4, 2005
OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)
Oklahoma
(State or Other Jurisdiction of Incorporation)
1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)
321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)
405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

        OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 735,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Arkansas.

        On April 4, 2005, the Company issued a press release announcing that OG&E will ask the Oklahoma Corporation Commission (“OCC”) to approve an increase in electric rates to pay for major reliability investments in OG&E’s electric system. The Company expects that OG&E will file its formal request on or about May 20 and will propose that new rates, if approved by the OCC, go into effect with the first billing cycle in December 2005. Hearings on the request are expected in the fall. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits
Exhibit Number	Description
99.01	Press release dated April 4, 2005, announcing OG&E To Propose New Rate Plan.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP. (Registrant)
By	/s/ Donald R. Rowlett
Donald R. Rowlett Vice President and Controller (On behalf of the registrant and in his capacity as Chief Accounting Officer)

April 5, 2005

Exhibit 99.01

OG&E to propose new rate plan
Key proposals include major reliability improvements, low-income assistance and lower costs for schools, small businesses and Tinker Air Force Base

OKLAHOMA CITY – OG&E Electric Services announced today that the company will ask the Oklahoma Corporation Commission to approve an increase in electric rates to pay for major reliability investments in the OG&E electric system.

The company said it will seek to include system reliability investments it has made and continues to make in the electric generation, transmission and distribution systems as well as the cost of the newly acquired, highly efficient McClain Power Plant in the utility’s electric rates.

“We will propose a progressive plan to ensure the reliability of our electric system and accommodate the growing economy and population in the OG&E service area,” said OG&E spokesman Brian Alford. “Our goals in designing the plan include limiting the increase in the average residential customer’s monthly electric bill to less than $5 per month, encouraging small business growth and keeping electric rates for our large industrial customers competitively below the national average.”

OG&E will propose a new rate design with a number of innovative components, including low income assistance and lower costs for schools, Tinker Air Force Base and small businesses. The company also expects to propose expanding to all residential and most small-business customers a billing option that guarantees their electric bill will be the same every month.

Alford said that the components of the new plan are designed to enhance the Oklahoma economy through support of small business, which drives much of the state’s economic growth, and Tinker, which is vital to our state.

“We believe that we will assemble an innovative plan that will benefit our customers and our state while limiting the financial impact,” Alford said. “OG&E customers’ electric rates are below the national average, and the Corporation Commission’s support of our request will maintain rates below that average.”

The company said it will file its formal request on or about May 20 and will propose that new rates, if approved by the Commission, go into effect with the first billing cycle in December 2005. Hearings on the request are expected in the fall.

OG&E, a subsidiary of OGE Energy Corp. (NYSE: OGE), Oklahoma’s largest electric utility, has not had an increase in its base electric rates since 1986. The company serves more than 735,000 retail electric customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas.